SPATIALIZER AUDIO LABORATORIES, INC.
COMMON STOCK PURCHASE AGREEMENT

 i

TABLE OF CONTENTS
(continued)
 ii

SCHEDULES

Schedule of Investors
3	Disclosure Schedule

EXHIBITS

A	Escrow Agreement
B	Employment Agreement
C	Accredited Investor Questionnaire

SPATIALIZER AUDIO LABORATORIES, INC.
COMMON STOCK PURCHASE AGREEMENT
     THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of April 25, 2007, by and among Spatializer Audio Laboratories, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule of Investors who are signatories to this Agreement (collectively the “Investors” and individually, an “Investor”).
RECITALS
     The Company desires to sell shares of its Common Stock, par value $0.01 per share (the “Common Stock”), to the Investors, and the Investors desire to purchase shares of Common Stock, on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
     THE PARTIES AGREE AS FOLLOWS:
SECTION 1. Purchase and Sale of Shares
     Section 1.1 Sale and Issuance of Shares.
          (a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Investor shall purchase the number of shares of Common Stock set forth opposite the name of such Investor under the heading “Shares” on the attached Schedule of Investors (the “Shares”) at a purchase price of $0.01 per share (the “Purchase Price”) for an aggregate purchase price of $162,366.15.
          (b) Closing. Subject to the terms and conditions set forth herein, the purchase and sale of the Shares shall take place at the offices of Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067, at 10:00 a.m. on the date hereof, or at such other place and time as the Company and the Investors mutually agree (which date, time and place are designated the “Closing” and the date of the Closing is hereinafter referred to as the “Closing Date”).
     Section 1.2 Additional Payment. Subject to the terms and conditions set forth herein, at the Closing, the Investors shall deliver into an escrow account to be established at Computershare Trust Company, N.A. the amount set forth opposite the name of such Investor under the heading “Escrow Payment Amount” for an aggregate sum of $259,786 (the “Escrow Funds”), which amount shall be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A, it being understood that such funds shall be immediately released to the Company concurrently with the closing of the transactions contemplated by that certain Asset Purchase Agreement, dated as of September 18, 2006 (“Asset Purchase Agreement”), by and between the Company, Desper Products Inc., DTS, Inc. and DTS BVI Limited (together with DTS, Inc., “DTS”). In the event that the closing of the Asset Purchase Agreement does not occur prior to June 30, 2007, the Escrow Funds shall be released to each of the Investors in an amount equal to the amount paid into the Escrow Fund by such Investor.
SECTION 2. Definitions. For purposes of this Agreement:
     Section 2.1 “Affiliate” shall mean with respect to any Person, any Person which directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
     Section 2.2 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     Section 2.3 “Material Adverse Effect” shall mean an occurrence having a consequence that is materially adverse as to the business, assets (including intangible assets), liabilities, properties, prospects or financial condition of the Company.
     Section 2.4 “Person” shall mean an individual, a corporation, a partnership, limited liability company, a trust or unincorporated organization or any other entity or organization.
     Section 2.5 “SEC” shall mean the U.S. Securities and Exchange Commission.
     Section 2.6 “Securities Act” shall mean the Securities Act of 1933, as amended.
     Section 2.7 “Subsidiary” shall mean any corporation more than fifty percent (50%) of whose stock (measured by virtue of voting rights) in the aggregate is owned by the Company.
SECTION 3. Representations and Warranties of the Company to the Investors. Except as specifically set forth in the Disclosure Schedule prepared by the Company and delivered to the Investors simultaneously with the execution hereof, the Company represents and warrants to the Investors that all of the statements contained in this Section 3 are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and complete in all material respects (without giving effect to any materiality qualifier therein) as of the Closing Date as though made on the Closing Date. Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection, as applicable, of this Agreement and, relates only to such section or subsection, as applicable and to any other section or subsection of this Agreement only to the extent the applicability of such disclosure thereto is readily apparent.
     Section 3.1 Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereunder have been duly authorized by the Company’s Boards of Directors and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement or the consummation by it of the transactions hereunder.

     Section 3.2 Binding Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Investors, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.
     Section 3.3 Good Title Conveyed. The Common Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.
     Section 3.4 Organization; Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; has full corporate power and authority to carry on its business as presently conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified or licensed as a foreign corporation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, taken as a whole.
     Section 3.5 Subsidiaries and Affiliates. Other than Desper Products, Inc., a California corporation, and wholly-owned subsidiary of the Company, the Company has no other Subsidiaries. All the outstanding capital stock of each Subsidiary of the Company is owned directly by the Company, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary.
     Section 3.6 Consents and Approvals; No Violations. Except for the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereunder and for such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereunder or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the by-laws of the Company, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local governmental authority, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, excluding from the foregoing clauses (ii) and (iii) such violations, breaches or defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, taken as a whole.

     Section 3.7 SEC Reports and Financial Statements
          (a) The Company has filed, or furnished, as applicable, with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2004 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). The Company SEC Documents, as of their respective dates or, if amended, as of the date of the last such amendment, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and Securities Act and the rules and regulations promulgated under such acts and the applicable rules and regulations of the SEC thereunder. No Subsidiary of the Company is separately required to make any filings with the SEC.
          (b) The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not material in amount. Since January 1, 2004, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as required by applicable law and described in the notes to such financial statements.
     Section 3.8 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; and there is no valid basis for any such action, proceeding or investigation. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality.
     Section 3.9 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated herein except for Strategic Equity Group and its assignee Edgewater Capital, LLC, whose fees and expenses shall be paid by the Company.
SECTION 4. Representations and Warranties of the Investors to the Company. Each Investor hereby severally represents and warrants to the Company as follows:

     Section 4.1 Authorization. This Agreement has been duly executed and delivered by each of the Investors and, assuming due and valid authorization, execution and delivery thereof by the Company, this Agreement is a valid and binding obligation of such Investor enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.
     Section 4.2 Brokers and Finders. No agent, broker, investment broker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated herein.
SECTION 5. Securities Laws
     Section 5.1 California Securities Laws. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
     Section 5.2 Securities Laws Representations and Covenants of Investors.
          (a) This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Shares.
          (b) Each Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company’s reliance upon such exemption is predicated upon such Investor’s representations set forth in this Agreement.
          (c) Each Investor covenants that in no event will such Investor dispose of any of the Shares (other than pursuant to Rule 144 (“Rule 144”) or Rule 144A promulgated by the SEC under the Securities Act or any similar or analogous rule) unless and until (i) such

Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company’s counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken. Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 5.3 below, except that such certificate shall not bear such legend if the transfer was made in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.
          (d) Each Investor represents that: (i) such Investor is an “Accredited Investor” as that term is defined in Regulation D promulgated by the SEC under the Securities Act and has filled out the Accredited Investor Questionnaire substantially in the form of Exhibit C; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s prospective investment in the Shares; (iii) such Investor has had an opportunity prior to entering into this Agreement to ask questions of and receive answers from the Company concerning the terms and conditions of the offering of the Shares and such Investor has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Shares; (iv) such Investor has the ability to bear the economic risks of such Investor’s prospective investment; and (v) such Investor is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss on its investment.
          (e) Each Investor covenants that such Investor shall timely file all SEC filings, including, without limitation, Schedule 13Ds or Forms 3, 4 and 5, as may be necessary to comply with the Securities Act and the Exchange Act (“Securities Laws”) in connection with any of the transactions contemplated herein. In the event any Investor fails to file any such SEC filing, such Investor shall indemnify and hold harmless the Company from any liability arising from or in connection with Investor’s failure to comply with the Securities Laws.
     Section 5.3 Legends
     All certificates for the Shares shall bear the following legends:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

     The certificates evidencing the Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or required pursuant to any state, local or foreign law governing such securities.
SECTION 6. Conditions of Investors’ Obligations at the Closing. The obligations of the Investors under Section 1 of this Agreement to purchase Shares at the Closing are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Investors:
     Section 6.1 Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as if made on and as of the Closing.
     Section 6.2 Performance. The Company shall have performed or fulfilled all agreements, obligations and conditions contained herein required to be performed or fulfilled by the Company before the Closing.
     Section 6.3 Blue Sky Compliance. The Company shall have complied with all state securities or blue sky laws applicable to the offer and sale of the Shares to the Investors.
     Section 6.4 Board of Directors. The Company shall provide that the Board of the Directors shall consist of three (3) persons.
     Section 6.5 Compliance Certificate. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be satisfactory to the Investors, in the reasonable exercise of the judgment of the Investors. The Company shall have delivered to the Investors a certificate dated as of the Closing, signed by the Company’s Chairman, certifying that the conditions set forth in Sections 6.1 and 6.2 hereof have been satisfied.
     Section 6.6 Escrow Agreement. The Company, the Investors and the escrow agent shall have executed the Escrow Agreement in substantially the form attached hereto as Exhibit A.
     Section 6.7 Secretary’s Certificate. The Secretary of the Company shall deliver to the Investors at the Closing a certificate certifying (i) the Certificate of Incorporation, (ii) the Bylaws of the Company, and (iii) resolutions of the Board of Directors approving the Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby.
     Section 6.8 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.
SECTION 7. Conditions of the Company’s Obligations at the Closing. The obligations of the Company under Section 1 of this Agreement to sell the Shares at the Closing are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

     Section 7.1 Representations and Warranties. The representations and warranties of the Investors contained in Sections 4 and 5 shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.
     Section 7.2 Escrow Agreement. Each of the Investors shall have executed and delivered to the Company the Escrow Agreement.
     Section 7.3 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.
     Section 7.4 Employment Agreement. The Company shall enter into an employment agreement with Henry R. Mandell substantially in the form attached hereto on Exhibit B.
     Section 7.5 D&O Questionnaire. The Company shall have received a completed Directors & Officers Questionnaire from Jay Gottlieb or any other such designee of the Investors for the Board of Directors and such completed D&O Questionnaire shall be reasonably satisfactory to the Company.
     Section 7.6 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.
SECTION 8. Post-Closing Covenants of the Company.
     Section 8.1 Securities Laws Compliance. Following the Closing, the Company shall make any filings required to be filed by the Company by the federal securities laws or the securities or blue sky laws of any other applicable jurisdiction.
     Section 8.2 Distributions. As long as stockholder approval of the Asset Purchase Agreement is received by the Company by June 30, 2007, the Company shall not make any distributions nor declare any dividends until two hundred seventy-five (275) days after the closing of the Asset Purchase Agreement (the “Interim Period”). Within ten (10) days after the release of the funds in escrow pursuant to the terms of the Asset Purchase Agreement, the Board of Directors shall declare an irrevocable distribution of all funds of the Company, other than $100,000 cash for working capital, on a pro rata basis based upon the number of shares held by each stockholder unless otherwise prohibited under Delaware law (the “Distribution”). The Company will use its best efforts to pay all Company liabilities then existing which arise solely from activities in the ordinary course of business of the Company (as such business exists immediately prior to the Closing) before declaring the amount of the Distribution in excess of the contemplated $100,000 working capital. The Investors covenant to take any action as may reasonably be required to ensure that no distribution or dividend is declared or made by the Company during the Interim Period and that the Distribution is timely declared and distributed.
     Section 8.3 Board Matters. The Company shall take such corporate actions as may be reasonably required to ensure that the number of directors constituting the Board of Directors is three (3), which initial members shall be Henry R. Mandell and Carlo Civelli. After the closing of the Asset Purchase Agreement the Company shall take such corporate actions as may be reasonably required to ensure that Jay Gottlieb or any other such designee of the holders of a majority of Shares is appointed to the Board of Directors; provided, that such nominee is qualified to serve as a director pursuant to the Securities Laws. From the period commencing immediately after the Closing and ending on the earlier of (a) the complete distribution of the Distribution to the stockholders of the Company or (b) the termination of the Asset Purchase Agreement (the “Closing Period”), the Investors covenant to elect to the Board of Directors, including, without limitation, the voting of all of the Shares, and to take such actions as may be reasonably required to elect Henry R. Mandell (or his designee) and one additional designee of Henry R. Mandell as directors of the Company; provided, that, such persons are qualified to serve as a director pursuant to the Securities Laws. During the Closing Period, the Investors further covenant not to take any action, directly or indirectly, to increase the authorized number of directors of the Company. Upon the termination of the Closing Period, Henry R. Mandell and/or his respective designees shall resign as members of the Board of Directors.
     Section 8.4 New Stock Issuances. The Company shall not issue any additional shares of Common Stock of the Company for the period commencing on the Closing and ending two hundred seventy-five (275) days after the closing of the Asset Purchase Agreement.
     Section 8.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Common Stock for general working capital purposes.
     Section 8.6 Proxy Statement. As soon as practicable after the Closing, the Company shall file a proxy statement with the SEC requesting the stockholders of the Company to approve an amendment to the Company’s Certificate of Incorporation providing for an increase in the authorized number of Common Stock to 300,000,000 and a reverse stock split with a ratio of between 1-for-5 to 1-for-50, the exact ratio to be determined at the discretion of the Board of Directors.
SECTION 9. Miscellaneous
     Section 9.1 Survival of Warranties. The warranties and representations of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing; provided however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the applicable Closing.
     Section 9.2 Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, when mailed by certified mail, return receipt requested, when delivered to an overnight courier service guaranteeing next day delivery or upon transmission if sent by facsimile (transmission confirmed), or otherwise actually delivered (i) if to the Company, at the address as set forth below the Company’s name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor’s address as set forth on the attached Schedule of Investors, or at such other address as the Company or such Investor may designate in writing to the other parties.
     Section 9.3 Severability and Governing Law. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.
     Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     Section 9.5 Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.
     Section 9.6 Singular and Plural, Etc. Whenever the singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.
     Section 9.7 Amendments and Waivers. This Agreement or any provision hereof may be amended or waived only by a written instrument signed by the Company and by Investors holding at least a majority of the then outstanding Shares. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by any party of any term or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by such party.
     Section 9.8 Successors and Assigns. Except as may be otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Section 9.9 Finder’s Fee and Indemnity. Except as set forth in this Agreement, each party represents that it is not and will not be obligated for any finder’s fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee, or any damages or judgments that an Investor incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit or other proceeding arising out of, or relating to, this transaction (and the costs and expenses of defending against such liability or asserted liability) (i) for which the Company or any of its officers, employees or representatives is responsible, or (ii) for such Investor’s action or omissions in connection with its purchase of the Shares.
     Section 9.10 Expenses. Each party shall bear its own legal and other fees and expenses in connection with the transactions contemplated in this Agreement.
     Section 9.11 Further Assurances. Each party hereto agrees to do all acts and to make, execute and deliver such written instruments as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.
     Section 9.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

SPATIALIZER AUDIO LABORATORIES, INC.

By:	/s/ Henry R. Mandell
Henry R. Mandell,
Chairman of the Board

Spatializer Audio Laboratories, Inc.
2060 East Avenida de Los Arboles
Suite D190
Thousand Oaks, CA 91362-1376
Facsimile No.: (805) 241-0479
[SIGNATURE PAGE TO COMMON
STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTORS:
By:	/s/ Jay A. Gottlieb
Jay A. Gottlieb

By:	/s/ Greggory Schneider
Greggory Schneider

By:	/s/ Helaine Kaplan
Helaine Kaplan

[SIGNATURE PAGE TO COMMON
STOCK PURCHASE AGREEMENT]

SPATIALIZER AUDIO LABORATORIES, INC.
SCHEDULE OF INVESTORS

		PURCHASE	ESCROW
INVESTORS AND		PRICE FOR	PAYMENT
ADDRESS	SHARES	SHARES	AMOUNT
Jay A. Gottlieb 27 Misty Brook Lane New Fairfield CT 06812	8,739,115	$87,391.15	$139,826

Greggory A. Schneider 10445 Wilshire Blvd #1806 Los Angeles CA 90024	4,272,500	$42,725	$68,360

Helaine Kaplan 17 Riverview Terrace Smithtown NY 11787	3,225,000	$32,250	$51,600

Total	16,236,615	$162,366.15	$259,786